Exhibit 1.01

LA-Z-BOY INCORPORATED
CONFLICT MINERALS REPORT
FOR THE YEAR ENDED DECEMBER 31, 2025

This Conflict Minerals Report (“Report”) of La-Z-Boy Incorporated (“La-Z-Boy,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD under the Securities Exchange Act of 1934, as amended (“Rule”) for the reporting period January 1, 2025 to December 31, 2025. The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to “conflict minerals” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). Conflict minerals are defined by the SEC as columbite-tantalite (coltan), cassiterite, gold, wolframite, including their derivatives, which are limited to tantalum, tin, and tungsten (“3TG”).

The Rule imposes certain reporting obligations on SEC registrants whose products contain conflict minerals that are necessary to the functionality or production of their products. For products which contain necessary conflict minerals, the registrant must conduct in good faith a reasonable country of origin inquiry designed to determine whether any of the conflict minerals originated in the Democratic Republic of the Congo (“DRC”) or an “adjoining country” (as defined in Section 1502 of the Dodd-Frank Act), collectively defined as the “Covered Countries.”

1.0 Company Overview and Products

The information provided in this Report includes the activities of all majority-owned subsidiaries that are required to be consolidated in La-Z-Boy’s financial results. It does not include the activities of any entities that are not required to be consolidated in La-Z-Boy’s financial results, except to the extent that those entities supply products to La-Z-Boy that may contain any of the conflict minerals.

La-Z-Boy manufactures, markets, imports, exports, distributes and retails upholstery furniture products, accessories and casegoods (wood) furniture products, including recliners and motion furniture, sofas, loveseats, chairs, sectionals, modulars, ottomans and sleeper sofas, bedroom sets, dining room sets, entertainment centers, and occasional pieces. This Report relates to products: (i) for which conflict minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by La-Z-Boy; and (iii) for which the manufacture was completed during calendar year 2025. These products are referred to in this Report collectively as “Covered Products.”

2.0 Due Diligence

2.1 Design of Due Diligence Framework

We established a cross-functional team to design and implement our due diligence framework regarding the source and chain of custody of 3TG in our supply chain. This team is composed of representatives from Legal, Sustainability, Supply Chain/Purchasing, Product Development, and Finance. The Supply Chain/Purchasing organization has the primary responsibility for obtaining information from suppliers on components that may contain 3TGs. The Senior Director of Global Product Compliance and Sustainability has responsibility for tracking and documenting our progress and generating any required reporting.

We modeled our due diligence framework on the Organisation for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition. Our due diligence process includes adoption of a Conflict Minerals Policy (which we have posted to our website at www.la-z-boy.com), establishment of a management structure with cross-functional team members and senior executives, determination of the necessary scope of investigation and response, ongoing communication with suppliers, and establishment of record keeping and escalation procedures. Senior management is briefed about the results of our due diligence efforts on a regular basis, and we periodically report to the Audit Committee of our Board of Directors with respect to our due diligence process and compliance obligations.

We have developed a corporate management system and communication process with our suppliers to investigate and evaluate the use of 3TGs. We provided our suppliers with guidance on supply chain due diligence and sourcing from conflict-affected and high-risk areas. We required our suppliers to complete and submit to us the Conflict Minerals Reporting Template (“CMRT”) established by the Responsible Minerals Initiative (“RMI”). The CMRT includes questions regarding a company’s conflict-free policy, its engagement with its direct suppliers, a listing of the smelters the company and its suppliers use, the origin of 3TGs included in the supplier’s products, and the supplier’s due diligence. For calendar year 2025, we requested CMRTs from new suppliers and updated CMRTs from suppliers who previously indicated that their products contained 3TGs.

2.2 Due Diligence Measures and Results

2.2.1 Inherent Limitations on Due Diligence Measures

As a downstream purchaser of 3TGs, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary 3TGs. Our due diligence requires data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary 3TGs. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

Another complicating factor is the unavailability of country of origin and chain of custody information from our suppliers on a continuous, real-time basis. Under the Dodd-Frank Act and the Rule, a product is “DRC conflict free” if it meets the required standard every day of the reporting year; conversely, a product would “not be found to be DRC conflict free” if it does not meet the required standard even one day of the reporting year. The supply chain of commodities such as conflict minerals is a multi-step process operating more or less on a daily basis, with ore being delivered to smelters and refiners, with smelters and refiners smelting or refining ores into metal containing derivatives such as ingots, with the derivatives being shipped, sold and stored in numerous market locations around the world and with distributors and purchasers holding varying amounts of the derivatives in inventory for use. Since we do not have direct contractual relationships with each participant in the supply chain, we rely on our direct suppliers to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold and first entered the stream of commerce. We directly seek sourcing data on a periodic basis from our direct suppliers. We ask that the data cover the entire reporting year, and we seek to use contract provisions requiring the suppliers to promptly update us in the event that the sourcing data changes.

2.2.2 Supply Chain Survey Responses

By accumulating our suppliers’ responses in a database, we were able to assess the risk related to conflict minerals in our supply chain and follow up with suppliers for further information as necessary. We performed assessments of the information our suppliers provided and sought additional information and clarification as needed.

We have relied on our suppliers’ responses for information on the source of 3TGs contained in the goods they supply us. Our suppliers have similarly relied on information provided by their suppliers. Tracing materials back to their mine of origin is a complex process. By adopting methodology outlined by the RMI and requiring that our suppliers meet OECD guidelines and report to us using the CMRT, we have made a reasonable determination of the mines, smelters, and refiners of the 3TGs in our supply chain.

For calendar year 2025, based on the information gathered from our suppliers, 3TGs are contained in a small number of components of our upholstered furniture. Sixteen of our direct suppliers advised us that their products, including electrical components, fasteners, plated steel, and polyurethane (“Subject Products”), contained 3TGs. These suppliers cumulatively identified 738 smelter and refinery facilities which may have processed 3TGs connected to Subject Products. Of those facilities (cumulatively), 682 have received a “conformant” designation from the Responsible Minerals Assurance Process (“RMAP”), 11 have not yet received a “conformant” designation but are considered “active” in the RMAP, and the remaining facilities are not currently actively participating in the RMAP, as of June 1, 2026.

Under the RMAP’s standards, “conformant” means a facility has been audited and found to be conformant with the relevant RMAP protocol or cross-recognized program, and “active” means a facility that is engaged in the RMAP program but has not yet been found to be “conformant.”

Consequently, we cannot determine whether 3TGs in the Subject Products are from Covered Countries, and, therefore, classify the Subject Products as “DRC Conflict Undeterminable.” Our suppliers are continuing to work to determine the origin of 3TGs.

A listing of the smelters or refiners utilized by our suppliers and identified as processing facilities, as reported to us by our suppliers, is included as an attachment to this report.

Based on the guidance provided by the staff of the Division of Corporation Finance in its “Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule” dated April 29, 2014, and its “Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule” dated April 7, 2017, we have not provided an independent private sector audit of this Report.

2.3 Steps Taken to Mitigate Risks

Our assessment of the risks that necessary 3TGs contained in our products do not benefit “armed groups” as defined in the Rule is an evolving process as more information becomes available to our suppliers and to us about the supply sources and chain of custody. We intend to continue the following measures in the due diligence we conduct to further mitigate any risk that the 3TGs in our products could benefit armed groups in the Covered Countries:

a.Include pertinent requirements in our supplier agreements or policies.

b.Directly engage suppliers that provide products or components that cannot be confirmed as “DRC Conflict Free” to pursue responsible conflict-free sourcing for all products supplied to us.

c.Directly engage suppliers to implement risk mitigation plans if high-risk smelters are identified.

d.Work to get product level versus company level responses from our suppliers that provide products or components that cannot be confirmed as “DRC Conflict Free” and refine their relevant smelter list to the extent feasible to include only actual verified conflict-free smelters.

e.Engage with suppliers and direct them to training resources to attempt to improve the content of the supplier survey responses and encourage any of our suppliers whose products are “DRC Conflict Undeterminable” to establish an alternative source of 3TG that can be confirmed as “DRC Conflict Free.”

Metal	Smelter Name	Smelter Country
Gold	Agosi AG	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	ASAHI METALFINE, Inc.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden Ronnskar	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin (Hechi)	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL

Tin	CRM Synergies	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA

Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Super Ligas	BRAZIL
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Thaisarco	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Umicore S.A. Business Unit Precious Metals Refining
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Woodcross Smelting Company Limited	UGANDA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA